EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended December 10, 2010

Current month			Performance* (Subject to verification)				Risk Metrics* (Jan 2006 – Dec 2010)
Class	Week ROR	MTD Dec 2010	1 yr Annualized ROR	3 yr Annualized ROR	5 yr Annualized ROR	10 yr Annualized ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	-0.6%	1.5%	1.4%	3.3%	6.3%	6.0%	6.3%	12.6%	-16.5%	0.5	0.8
B**	-0.7%	1.5%	0.8%	2.6%	5.5%	N/A	5.5%	12.6%	-17.1%	0.5	0.7
Legacy 1***	-0.6%	1.5%	2.9%	N/A	N/A	N/A	-0.4%	10.8%	-10.9%	0.0	0.0
Legacy 2***	-0.6%	1.5%	2.6%	N/A	N/A	N/A	-0.6%	10.8%	-11.1%	0.0	-0.1
Global 1***	-0.4%	1.3%	0.6%	N/A	N/A	N/A	-2.2%	10.4%	-13.3%	-0.2	-0.3
Global 2***	-0.4%	1.3%	0.3%	N/A	N/A	N/A	-2.5%	10.3%	-13.5%	-0.2	-0.3
Global 3***	-0.5%	1.2%	-1.4%	N/A	N/A	N/A	-4.3%	10.3%	-14.6%	-0.4	-0.5

S&P 500 Total Return Index****	1.3%	5.1%	13.4%	-3.3%	2.0%	1.3%	2.0%	17.7%	-51.0%	0.2	0.2
Barclays Capital U.S. Long Gov Index****	-2.0%	-4.8%	8.2%	5.2%	5.5%	6.5%	5.5%	11.3%	-12.3%	0.5	0.8

*         Performance metrics are calculated using December 2010 month-to-date performance estimates
**       Units began trading in August 2003.
***     Units began trading in April 2009.
****   Index is unmanaged & is not available for direct investment.  Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
Ags/Softs	20%	Long	Corn Soybeans	2.6% 2.2%	Long Long	13%	Long	Corn Wheat	2.1% 1.9%	Long Long
Currencies	19%	Short $	Australian Dollars Canadian Dollars	2.5% 1.7%	Long Long	18%	Short $	Australian Dollars Canadian Dollars	2.7% 2.7%	Long Long
Energy	20%	Long	Crude Oil Brent Crude Oil	4.2% 3.3%	Long Long	23%	Long	Crude Oil Brent Crude Oil	7.3% 3.8%	Long Long
Equities	19%	Long	Dax Index S&P 500	2.8% 2.6%	Long Long	23%	Long	Dax Index S&P 500	3.0% 2.1%	Long Long
Fixed Income	8%	Long	Schatz Bunds	1.4% 1.2%	Long Short	9%	Long	U.S. Treasury Bond Bobl	1.4% 1.3%	Short Short
Metals	14%	Long	Gold Copper	4.4% 3.9%	Long Long	14%	Long	Gold Copper	2.7% 2.2%	Long Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Ags/Softs
Soybean prices declined as speculators believed recent rains in South America would help restore Brazilian and Argentine crops.  Corn markets experienced minor gains after reports Congress may extend tax-credits for ethanol production.  In the softs markets, sugar prices declined due to a new import tax in India, one of the world’s largest consumers of sugar.

Currencies
The U.S. dollar strengthened as predictions the government would extend tax-cuts supported growth prospects for the economy.  Lingering concerns regarding the fate of the European economy weighed on the euro.  The British pound rallied following the release of positive U.K. manufacturing data.

Energy
Crude oil markets declined last week after U.S. Energy Information Administration reports showed an increase in gasoline and distillate inventories.  Cold weather across the U.S. supported the natural gas markets, moving prices higher.  Also adding to the rally in natural gas were expectations for a larger-than-normal decline in U.S. natural gas inventories.

Equities
U.S. equity markets climbed on beliefs the U.S. government will vote to extend tax-cuts.  European equity markets rallied due to investor optimism surrounding the Irish Parliament’s vote to pass a new budget designed to help aid the economy.

Fixed Income
U.S. Treasury markets predominantly declined last week due to concerns a tax-break in the U.S. could hinder the government’s ability to meets its future debt obligations.  Bund prices also declined because of strong gains in the European equity markets.

Metals
Improved growth prospects for the U.S. economy prompted investors to liquidate dollar-hedging gold positions, moving prices lower.  In the base metals markets, copper prices moved higher following reports showing decreases in U.S. stockpiles and forecasts for increased demand.  Aluminum prices increased as a strike at a key South African production facility fostered supply concerns.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset):  A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.